Exhibit 99.1

Soluna Signs Deal with Blockware at Project Dorothy 2, Expanding Bitcoin Hosting Business

New 5 MW Hosting Deal Highlights Growing Demand for Sustainable Bitcoin Infrastructure

ALBANY, NY, April 22, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced today that it has signed a two-year hosting agreement with Blockware, one of North America’s leading crypto mining infrastructure and services providers.

Under the terms of the agreement, Blockware will deploy approximately 1,500 of its next-generation S21+ mining units at Soluna’s Project Dorothy 2 data center in Texas. The deployment, targeting an initial deployment of 5 megawatts (MW), began on April 21, 2025, with operations expected to fully ramp up by June 1, 2025. Blockware anticipates deploying 250 PH/s to 350 PH/s at the site.

“We’re thrilled to welcome Blockware to Project Dorothy 2,” said John Belizaire, CEO of Soluna Holdings. “This new partnership underscores the value of our renewable-powered data centers for Bitcoin mining. It also strengthens our pipeline of stable, high-quality customers who align with our vision for renewable computing.”

At Project Dorothy 2, Soluna offers Blockware a competitively priced, sustainable hosting environment uniquely suited to dynamic power markets. As part of the agreement, Soluna will provide full-stack infrastructure support, maintenance, and data center operations — including power management, internet connectivity, and on-site security.

“This partnership with Soluna advances Blockware’s mission to bring more hashrate to the United States” said Mason Jappa, CEO of Blockware. “Bitcoin mining is one of the most important industries of the 21st century, and we are committed to partnering with the best operators in the industry to deliver world-class hosting solutions and access to low-cost power.”

Blockware’s deployment at Project Dorothy 2 represents another milestone in Soluna’s commitment to building out renewable-powered infrastructure for energy-intensive computing workloads.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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About Blockware

Blockware is a leading Bitcoin mining infrastructure and services provider, evolving from a mining hardware brokerage to a comprehensive Mining-as-a-Service platform. With billions in hardware transactions and a trusted mining community, Blockware offers U.S.-based infrastructure that delivers premier hosting solutions, liquidity, and operational tools to optimize transparency, efficiency, and profitability. Their innovative Bitcoin-native Marketplace is transforming the way miners buy and sell hardware, hashrate, and energy contracts, providing just-in-time liquidity and driving the future of decentralized, transparent, and efficient mining.

Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

hosting@soluna.io